EXHIBIT 99.1

Press Release New York

SOTHEBY’S COMMENCES TENDER OFFER FOR 7.75% SENIOR NOTES
DUE JUNE 15, 2015

November 22, 2010, New York – Sotheby’s (NYSE: BID) today announced the commencement of a modified “Dutch auction” tender offer (the “Tender Offer”) for a portion of its outstanding 7.75% Senior Notes due 2015 (the “Notes”) in accordance with the terms and subject to the conditions set forth in the Offer to Purchase for Cash, dated November 22, 2010, and the accompanying Letter of Transmittal (together, the “Offer Documents”). A summary of the Tender Offer is outlined below.

Title of Security	CUSIP Number	Principal Amount Outstanding (1)	Tender Cap	Early Tender Payment (2)	Total Consideration (Acceptable Range) (2) (3)

7.75% Senior Notes due June 15, 2015	825898AE7	$128,250,000	$50,000,000	$30	$1,050 to $1,100

(1) Aggregate principal amount outstanding as of November 18, 2010.
(2) Per $1,000 principal amount of Notes accepted for purchase.
(3) Includes the Early Tender Payment.

Sotheby’s is offering to purchase for cash, up to $50,000,000 (the “Tender Cap”) aggregate principal amount of the Notes, in accordance with the modified “Dutch auction” procedures described below. As of November 18, 2010, $128,250,000 aggregate principal amount of Notes was outstanding.

The Tender Offer commenced today and will expire at 11:59 P.M., New York City time, on December 20, 2010, unless extended or earlier terminated (such date and time, as the same may be extended or earlier terminated, the “Expiration Date”). Holders of Notes that validly tender and do not validly withdraw their Notes on or before 5:00 P.M., New York time, on December 6, 2010, unless extended (such date and time, as the same may be extended, the “Early Tender Date”), will be eligible to receive the Total Consideration for their Notes.

The “Total Consideration” for each $1,000 principal amount of Notes validly tendered (and not validly withdrawn) pursuant to the Tender Offer at or prior to the Early Tender Date and which are accepted for purchase by Sotheby’s pursuant to the Tender Offer will be equal to the Clearing Price (as defined below). The Total Consideration includes an amount (the “Early Tender Payment”) equal to $30 for each $1,000 principal amount of Notes accepted for purchase. The “Tender Offer Consideration” for each $1,000 principal amount of Notes validly tendered pursuant to the Tender Offer (and not validly withdrawn) after the Early Tender Date and at or prior to the Expiration Date and accepted for purchase by Sotheby’s will consist of the Total Consideration less the Early Tender Payment. Notes tendered may be validly withdrawn at any time at or prior to 5:00 P.M., New York City time, on December 6, 2010, unless extended by Sotheby’s (such date and time, as the same may be extended, the “Withdrawal Date”), but not thereafter, except in the limited circumstances discussed in the Offer Documents.

The Tender Offer is being conducted as a modified “Dutch auction.” This means that holders who elect to participate must specify the price they would be willing to receive in exchange for each $1,000 principal amount of Notes they choose to tender in the Tender Offer. The price that holders specify for each $1,000 principal amount of Notes must be expressed in increments of $2.50, and may not be less than $1,050 (the “Minimum Bid Price”) nor more than $1,100 (the “Maximum Bid Price”) per $1,000 principal amount of Notes. Holders who do not specify a price will be deemed to have specified a price equal to the Minimum Bid Price in respect to Notes tendered and to accept the Clearing Price determined by Sotheby’s in accordance with the terms of the Offer to Purchase. Tenders of Notes for which a price is specified below the Minimum Bid Price or in excess of the Maximum Bid Price will not be accepted for purchase and will not be used for the purpose of determining the Clearing Price. Tenders of Notes not submitted in whole increments of $2.50 will be rounded down to the nearest $2.50 increment.

Sotheby’s, if it accepts Notes for purchase in the Tender Offer, will accept Notes validly tendered (and not validly withdrawn) in the order of the lowest to the highest bid prices specified by tendering holders (in increments of $2.50), and will select the single lowest price (the “Clearing Price”) for all tenders of Notes such that, for all tenders of Notes whose bid price is equal to or less than such Clearing Price, Sotheby’s will be able to purchase the principal amount of Notes equal to the Tender Cap (or, if Notes in a principal amount less than the Tender Cap are validly tendered, all Notes so tendered, in which case, the Clearing Price will be the highest bid price). The price at which Notes are validly tendered (before the subtraction of the Early Tender Payment with respect to Notes validly tendered after the Early Tender Date) will be used for the purpose of determining the Clearing Price and proration as described below. Sotheby’s will pay the same price (subject to adjustment, as described below) for all Notes validly tendered (and not validly withdrawn) at or below the Clearing Price and accepted for purchase by Sotheby’s in the Tender Offer, except the price paid for Notes validly tendered after the Early Tender Date but at or prior to the Expiration Date will be reduced by the Early Tender Payment set out above.

If the aggregate principal amount of the Notes validly tendered at or below the Clearing Price (and not validly withdrawn) exceeds the Tender Cap, then, subject to the terms and conditions of the Tender Offer, Sotheby’s, if it accepts Notes in the Tender Offer, will accept for purchase, first, Notes validly tendered (and not validly withdrawn) at prices below the Clearing Price and, thereafter, Notes validly tendered (and not validly withdrawn) at the Clearing Price on a prorated basis according to the principal amount of such Notes. All Notes not accepted as a result of proration and all Notes tendered at prices in excess of the Clearing Price will be rejected from the Tender Offer and will be returned to tendering Holders at our expense promptly following the earlier of the Expiration Date or the date on which the Tender Offer is terminated. We will make appropriate adjustments downward to the nearest $1,000 principal amount to avoid purchases of Notes in principal amounts other than integral multiples of $1,000. We will also make adjustments so that the principal amount of a Note remaining outstanding shall not be less than $2,000.

Holders whose Notes are accepted by Sotheby’s for purchase pursuant to the Tender Offer will also be eligible to receive accrued and unpaid interest on the Notes accepted for purchase, up to, but excluding, the date of payment of the applicable consideration (the “Settlement Date”). The Settlement Date for the Offer will occur promptly following the Expiration Date.

Goldman, Sachs & Co. is serving as Dealer Manager in connection with the Tender Offer. Global Bondholder Services Corporation is serving as Depositary and Information Agent in connection with the Tender Offer. Persons with questions regarding the Tender Offer should contact Goldman, Sachs & Co. at 800-828-3182 (toll free) or 212-357-4692 (collect). Requests for copies of the Offer to Purchase or related Letter of Transmittal may be directed to Global Bondholder Services Corporation at 866-937-2200 (toll free) or 212-430-3774 (collect).

This press release is for informational purposes only and does not constitute an offer to purchase, the solicitation of an offer to purchase or a solicitation of tenders. The information in this press release is subject in all respects to the terms and conditions set forth in the Offer Documents. The Tender Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. No recommendation is made as to whether or not holders of Notes should tender their Notes pursuant to the Tender Offer. The Tender Offer is being made solely pursuant to the Offer Documents, which more fully set forth and govern the terms and conditions of the Tender Offer. The Offer Documents contain important information and should be read carefully before any decision is made with respect to the Tender Offer.

About Sotheby’s
Sotheby’s is a global company that engages in art auction, private sales and art-related financing activities. Sotheby’s operates in 40 countries, with principal salesrooms located in New York, London, Hong Kong and Paris. Sotheby’s also regularly conducts auctions in six other salesrooms around the world. Sotheby’s is listed on the New York Stock Exchange under the symbol BID.

Forward-looking Statements
This release contains certain “forward-looking statements” (as such term is defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) relating to future events of Sotheby’s. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performances will differ materially from such predictions.